Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

ironSource Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
2021 Share Incentive Plan	Equity	Class A ordinary shares, no par value	457(c) and 457(h)	50,923,440	(3)	$5.185	$264,038,036.4	$0.0000927	$24,477
2021 Employee Share Purchase Plan	Equity	Class A ordinary shares, no par value	457(c) and 457(h)	11,238,511	(4)	$5.185	$58,271,679.54	$0.0000927	$5,402
Total Offering Amounts				62,161,951			$322,309,716		$29,879
Total Fees Previously Paid									--
Total Fee Offsets									--
Net Fee Due									$29,879

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional Class A ordinary shares that become issuable under the ironSource Ltd. 2021 Share Incentive Plan (the “2021 Plan”) and the ironSource Ltd. 2021 Employee Share Purchase Plan (the “ESPP”) to prevent dilution resulting from any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding Class A ordinary shares.

(2)	Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $5.185 per share, which represents the average of the high ($5.30) and low ($5.07) prices of the Class A ordinary shares as reported on the New York Stock Exchange on March 25, 2022, which is a date within five business days prior to the filing of this Registration Statement.

(3)	Represents Class A ordinary shares available for issuance pursuant to an automatic increase under the 2021 Plan, effective January 1, 2022.

(4)	Represents Class A ordinary shares available for issuance pursuant to an automatic increase under the ESPP, effective January 1, 2022.